Liberty Bancshares, Inc. and Subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

March 31, 2014

Liberty Bancshares, Inc. and Subsidiaries

March 31, 2014

Contents

BKD LLP
CPAs & Advisors

910 E. St. Louis Street, Suite 200 // P.O. Box 1190 // Springfield, MO 65801-1190
417.865.8701 // fax 417.865.0682 // bkd.com

Independent Auditor's Review Report

Audit Committee and Board of Directors
Liberty Bancshares, Inc. and Subsidiaries
Springfield, Missouri

We have reviewed the condensed consolidated financial statements of Liberty Bancshares, Inc. and Subsidiaries, which comprise the balance sheet as of March 31, 2014, and the related condensed consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the three-month periods ended March 31, 2014 and 2013.

Management's Responsibility

Management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditor's Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the year then ended; and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 21, 2014. In our opinion, the accompanying condensed consolidated balance sheet of Liberty Bancshares, Inc. and Subsidiaries as of December 31, 2013, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

BKD, LLP

Springfield, Missouri
June 23, 2014

Liberty Bancshares, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2014 and December 31, 2013

Assets

	March 31, 2014 (Unaudited)	December 31, 2013
Cash and non-interest bearing balances due from banks	$ 19,555,438	$ 18,696,959
Due from banks - interest bearing	39,334,410	36,385,695
Federal funds sold	6,224,017	10,047,485
Cash and cash equivalents	65,113,865	65,130,139
Interest-bearing deposits in banks	34,499,545	46,100,067
Available-for-sale securities	91,329,737	97,021,055
Mortgage loans held for sale	1,688,252	2,253,755
Loans	809,159,180	801,540,160
Allowance for loan losses	(11,299,916)	(11,677,280)
Net loans	797,859,264	789,862,880
Interest receivable	3,934,632	3,848,435
Premises and equipment, net of accumulated depreciation	35,171,830	35,659,768
Federal Home Loan Bank stock	3,126,400	3,116,700
Foreclosed assets held for sale	1,761,547	1,610,091
Deferred income taxes	3,237,701	3,497,821
Bank-owned life insurance	16,510,325	16,387,863
Goodwill and other intangible assets	3,946,099	3,996,400
Other	4,077,294	4,210,828
Total assets	$ 1,062,256,491	$ 1,072,695,802

See Notes to Condensed Consolidated Financial Statements and Independent Auditor's Review Report

Liabilities and Stockholders' Equity

	March 31, 2014 (Unaudited)	December 31, 2013
Liabilities		
Deposits		
Non-interest bearing transaction accounts	$ 132,531,292	$ 127,436,066
Interest bearing transaction accounts and savings deposits	540,224,433	556,259,978
Time deposits	212,341,351	218,942,567
Total deposits	885,097,076	902,638,611
Interest payable	202,870	220,075
Accrued expenses and other liabilities	6,364,160	5,167,736
Income taxes payable	2,252,289	470,357
Other borrowed funds	46,236,549	46,266,118
Subordinated debt issued to capital trusts	20,620,000	20,620,000
Total liabilities	960,772,944	975,382,897
Stockholders' Equity		
Common stock, $0.20 par value; authorized 25,000,000 shares; March 31, 2014 - issued 5,147,082 shares; December 31, 2013 - issued 5,130,432 shares	1,029,416	1,026,086
Additional paid-in capital	28,614,917	28,331,510
Retained earnings	72,557,409	69,165,743
Treasury stock, at cost		
Common - 4,120 shares	(74,170)	(74,170)
Accumulated other comprehensive loss	(644,025)	(1,136,264)
Total stockholders' equity	101,483,547	97,312,905
Total liabilities and stockholders' equity	$ 1,062,256,491	$ 1,072,695,802

Liberty Bancshares, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Three Months Ended March 31, 2014 and 2013

(Unaudited)

	2014	2013
Interest Income		
Loans	$ 11,208,698	$ 12,300,132
Taxable available-for-sale securities	210,633	80,904
Non-taxable available-for-sale securities	192,168	97,399
Federal funds sold	678	617
Deposits with banks	103,339	103,836
FHLB dividends	17,457	19,444
Total interest income	11,732,973	12,602,332
Interest Expense		
Deposits	758,409	1,168,941
Short-term borrowings	35	449
Federal Home Loan Bank advances	64,489	63,611
Long-term debt	116,237	119,580
Total interest expense	939,170	1,352,581
Net Interest Income	10,793,803	11,249,751
Provision for Loan Losses	2,400	650,000
Net Interest Income After Provision for Loan Losses	10,791,403	10,599,751
Noninterest Income		
Mortgage lending income	444,328	730,189
SBA lending income	331,012	543,139
Service charges on deposit accounts	2,086,831	2,114,836
Other service charges and fees	284,766	230,403
Bank owned life insurance income	122,462	86,442
Net realized loss on available-for-sale securities	(19,964)	-
Other income	202,576	213,711
Total noninterest income	3,452,011	3,918,720
Noninterest Expense		
Salaries and employee benefits	4,138,547	5,237,498
Occupancy expense, net	543,823	508,206
Furniture and equipment expense	730,376	672,476
Deposit insurance	125,132	124,932
Loan and foreclosed asset expenses	954,807	534,909
Professional fees	220,222	198,715
Other operating expenses	1,438,259	1,472,201
Total noninterest expense	8,151,166	8,748,937
Income Before Income Taxes	6,092,248	5,769,534
Provision for Income Taxes	1,777,000	1,989,000
Net Income	$ 4,315,248	$ 3,780,534
Basic Earnings Per Share	$ 0.84	$ 0.74
Diluted Earnings Per Share	$ 0.84	$ 0.74

Liberty Bancshares, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

Three Months Ended March 31, 2014 and 2013

(Unaudited)

	2014	2013
Net Income	$ 4,315,248	$ 3,780,534
Other Comprehensive Income		
Unrealized gain on available-for-sale securities, net of taxes of $258,065 and $4,371 for 2014 and 2013, respectively	479,262	8,117
Less: reclassification adjustment for gains and losses included in net income, net of taxes of $6,987 and $0 for 2014 and 2013, respectively	12,977	-
Total Other Comprehensive Income	492,239	8,117
Comprehensive Income	$ 4,807,487	$ 3,788,651

Liberty Bancshares, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders' Equity

Three Months Ended March 31, 2014

(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2013	$ 1,026,086	$ 28,331,510	$ 69,165,743	$ (74,170)	$ (1,136,264)	$ 97,312,905
Exercise of stock options, 16,650 shares	3,330	283,407	-	-	-	286,737
Net income	-	-	4,315,248	-	-	4,315,248
Other comprehensive income	-	-	-	-	492,239	492,239
Dividends paid, $0.18 per share	-	-	(923,582)	-	-	(923,582)
Balance, March 31, 2014	$ 1,029,416	$ 28,614,917	$ 72,557,409	$ (74,170)	$ (644,025)	$ 101,483,547

Liberty Bancshares, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2014 and 2013

(Unaudited)

	2014	2013
Operating Activities		
Net income	$ 4,315,248	$ 3,780,534
Items not requiring (providing) cash		
Depreciation and amortization	695,915	708,716
Provision for loan losses	2,400	650,000
Deferred income taxes	(4,932)	8,250
Gain on sale of loans	(775,340)	(1,273,328)
Loss on sale of equipment	3,868	-
Loss on sale of available-for-sale securities	19,964	-
Changes in		
Interest receivable	(86,197)	(60,496)
Loans held for sale	565,503	3,319,280
Other assets	144,517	126,942
Interest payable	(17,205)	(16,329)
Accrued expenses and other liabilities	1,196,424	1,324,513
Income taxes receivable/payable	1,781,932	1,980,749
Net cash provided by operating activities	7,842,097	10,548,831
Investing Activities		
Net change in loans	(7,779,973)	23,023,646
Purchase of premises and equipment	(21,682)	(190,253)
Proceeds from sale of foreclosed assets	271,628	425,662
Proceeds from sale of available-for-sale securities	863,360	-
Proceeds from maturities of available-for-sale securities	8,023,960	8,293,345
Principal payments on available-for-sale securities	162,564	1,032,890
Purchases of available-for-sale securities	(2,761,101)	(14,861,495)
Purchase of Federal Home Loan Bank stock	(9,700)	(667,500)
Net decrease in interest-bearing deposits with banks	11,600,522	3,271,300
Net cash provided by investing activities	10,349,578	20,327,595

Liberty Bancshares, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31, 2014 and 2013
(Unaudited)

	2014	2013
Financing Activities		
Net change in demand, money market, NOW and savings deposits	$ (10,940,319)	$ (817,986)
Net decrease in time deposits	(6,601,216)	(10,760,802)
Proceeds from Federal Home Loan Bank advances	-	15,000,000
Net decrease in other short-term borrowings	(29,569)	(29,568)
Dividends paid	(923,582)	-
Proceeds from issuance of common stock	286,737	27,273
Net cash provided by (used in) financing activities	(18,207,949)	3,418,917
Increase (Decrease) in Cash and Cash Equivalents	(16,274)	34,295,343
Cash and Cash Equivalents, Beginning of Period	65,130,139	47,461,241
Cash and Cash Equivalents, End of Period	$ 65,113,865	$ 81,756,584
Supplemental Cash Flows Information		
Interest paid	$ 956,375	$ 1,368,909
Income taxes paid	$ -	$ -
Real estate acquired in settlement of loans	$ 933,728	$ 1,799,815
Sale and financing of foreclosed assets	$ 377,199	$ 254,165

Liberty Bancshares, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

March 31, 2014

(Unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements include the accounts of Liberty Bancshares, Inc. (the "Company") and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

All adjustments made to the unaudited financial statements were of a normal recurring nature. In the opinion of management, all adjustments necessary for a fair presentation of the results of interim periods have been made. Certain prior period amounts are reclassified to conform to current period classification. The condensed consolidated balance sheet of the Company as of December 31, 2013, has been derived from the audited consolidated balance sheet of the Company as of that date. The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

Nature of Operations

Liberty Bancshares, Inc. (the "Company") operates as a financial holding company and is primarily engaged in providing a full range of banking, mortgage and financial services to individual and corporate customers in southwest Missouri through its operating subsidiary, Liberty Bank (the "Bank"). The Bank is subject to competition from other financial institutions. The Company and the Bank are also subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans and fair values of financial instruments.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary: the Bank and its subsidiary, Liberty Bank IHC, LLC and its subsidiary Liberty REIT, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At March 31, 2014 and December 31, 2013, cash equivalents consisted primarily of federal funds sold.

At December 31, 2013, the Company's cash accounts exceeded federally insured limits by approximately $2,816,000.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value, in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses and any unamortized deferred fees or costs on originated loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level-yield adjustment over the respective term of the loan.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay and estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of the loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Bank's internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group's historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35 - 40 years
Equipment	3 - 10 years

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less selling cost at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Goodwill

Goodwill is evaluated annually for impairment. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not the fair value is less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, *Income Taxes*). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management's judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries. With a few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

Earnings Per Share

Basic earnings per share represents income available to stockholders divided by the weighted average number of shares outstanding during each period. Diluted earnings per share reflects additional potential shares that would have been outstanding if dilutive potential shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Earnings per share (EPS) were computed as follows for the three month periods ended March 31:

	2014		
	Net Income	Weighted Average Shares	Per Share Amount
Basic earnings per share	$ 4,315,248	5,134,132	$ 0.84
Effect of dilutive securities			
Stock options		29,056	
Diluted earnings per share	$ 4,315,248	5,163,188	$ 0.84

	2013		
	Net Income	Weighted Average Shares	Per Share Amount
Basic earnings per share	$ 3,780,534	5,077,860	$ 0.74
Effect of dilutive securities			
Stock options		19,286	
Diluted earnings per share	$ 3,780,534	5,097,146	$ 0.74

Stock Option Plan

The Company has a stock-based employee compensation plan, which is described more fully in the consolidated financial statements as of December 31, 2013.

Liberty Bancshares, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
March 31, 2014
(Unaudited)

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized gain (loss) on available-for-sale securities and unrealized gain (loss) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income.

Subsequent Events

Subsequent events have been evaluated through June 23, 2014, which is the date the financial statements were available to be issued.

Note 2: Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	March 31, 2014			
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Debt securities				
U.S. government agencies	$ 48,105,012	$ 67,662	$ (768,342)	$ 47,404,332
State and political subdivisions	40,731,790	87,469	(430,094)	40,389,165
Government-sponsored mortgage-backed securities	3,483,743	52,847	(350)	3,536,240
	$ 92,320,545	$ 207,978	$ (1,198,786)	$ 91,329,737

Liberty Bancshares, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
March 31, 2014
(Unaudited)

	December 31, 2013			
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Debt securities				
U.S. government agencies	$ 54,246,990	$ 51,941	$ (1,189,834)	$ 53,109,097
State and political subdivisions	40,858,033	43,235	(670,723)	40,230,545
Government-sponsored mortgage-backed securities	3,664,131	31,441	(14,159)	3,681,413
	$ 98,769,154	$ 126,617	$ (1,874,716)	$ 97,021,055

The amortized cost and fair value of available-for-sale securities at March 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Within one year	$ 1,466,100	$ 1,467,608
One to five years	44,758,331	44,540,117
Five to ten years	37,908,062	37,199,931
After ten years	4,704,309	4,585,841
	88,836,802	87,793,497
Government-sponsored mortgage-backed securities	3,483,743	3,536,240
	$ 92,320,545	$ 91,329,737

The carrying value of securities pledged as collateral to secure public deposits amounted to approximately $44,799,000 at March 31, 2014, and $55,669,000 at December 31, 2013.

Gross gains of $4,533 and gross losses of $24,497 resulting from the sales of available-for-sale securities were realized for the three months ended March 31, 2014. The Company had no gross gains or gross losses during the three months ended March 31, 2013, from the sale of available-for-sale securities.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at March 31, 2014 and December 31, 2013, was $56,630,812 and $67,957,198, which is approximately 62% and 70%, respectively, of the Company's available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates.

Management believes the declines in fair value for these securities are temporary.

The following table shows the Company's investments' gross unrealized losses and fair value of the Company's investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2014 and December 31, 2013:

	March 31, 2014					
	Less than 12 Months		12 Months or More		Total	
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies	$ 23,091,354	$ (526,489)	$ 7,462,836	$ (241,853)	$ 30,554,190	$ (768,342)
State and political subdivisions	22,999,864	(351,829)	2,986,264	(78,265)	25,986,128	(430,094)
Government-sponsored mortgage-backed securities	90,494	(350)	-	-	90,494	(350)
Total temporarily impaired securities	$ 46,181,712	$ (878,668)	$ 10,449,100	$ (320,118)	$ 56,630,812	$ (1,198,786)

Description of Securities	December 31, 2013 Less than 12 Months Fair Value	Less than 12 Months Unrealized Losses	12 Months or More Fair Value	12 Months or More Unrealized Losses	Total Fair Value	Total Unrealized Losses
U.S. government agencies	$ 34,837,364	$ (1,093,945)	$ 2,858,576	$ (95,889)	$ 37,695,940	$ (1,189,834)
State and political subdivisions	24,602,406	(551,204)	3,932,172	(119,519)	28,534,578	(670,723)
Government-sponsored mortgage-backed securities	1,598,900	(13,349)	127,780	(810)	1,726,680	(14,159)
Total temporarily impaired securities	$ 61,038,670	$ (1,658,498)	$ 6,918,528	$ (216,218)	$ 67,957,198	$ (1,874,716)

Note 3: Loans and Allowance for Loan Losses

Classes of loans at March 31, 2014 and December 31, 2013 include:

	March 31, 2014	December 31, 2013
Mortgage loans on real estate:		
Residential 1-4 family	$ 235,732,360	$ 241,286,216
Commercial	375,397,993	362,256,011
Construction and land development	43,076,134	48,024,188
Total mortgage loans on real estate	654,206,487	651,566,415
Commercial and nonreal estate agriculture	137,831,602	132,378,335
Consumer and other	16,803,186	17,299,140
Total loans	808,841,275	801,243,890
Less		
Allowance for loan losses	(11,299,916)	(11,677,280)
Net deferred loan fees	317,905	296,270
Net loans	$ 797,859,264	$ 789,862,880

At March 31, 2014 and December 31, 2013, the Bank had loans outstanding to executive officers, directors and companies in which the Bank's executive officers or directors were principal owners, in the approximate amount of $7,117,000 and $8,469,000, respectively.

Activity during the quarter consisted of the following:

Balance, January 1, 2014	$ 8,469,000
New loans	-
Repayments	(1,352,000)
Balance, March 31, 2014	$ 7,117,000

In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

The following tables present the Company's loan portfolio aging analysis of the recorded investment in loans as of March 31, 2014 and December 31, 2013:

March 31, 2014

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing
Mortgage loans on real estate							
Residential 1-4 family	$ 1,688,998	$ 502,793	$ 488,622	$ 2,680,413	$ 233,051,947	$ 235,732,360	$ -
Commercial	1,589,698	392,436	3,253,391	5,235,525	370,162,468	375,397,993	-
Construction and land development	390,315	-	102,828	493,143	42,582,991	43,076,134	-
Total mortgage loans on real estate	3,669,011	895,229	3,844,841	8,409,081	645,797,406	654,206,487	-
Commercial and Non-RE agriculture	330,765	56,294	183,077	570,136	137,261,466	137,831,602	-
Consumer and other	32,019	1,641	-	33,660	16,769,526	16,803,186	-
Total	$ 4,031,795	$ 953,164	$ 4,027,918	$ 9,012,877	$ 799,828,398	$ 808,841,275	$ -

	December 31, 2013						
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing
Mortgage loans on real estate							
Residential 1-4 family	$ 847,006	$ 56,380	$ 237,898	$ 1,141,284	$ 240,144,932	$ 241,286,216	$ -
Commercial	1,024,443	127,935	2,836,070	3,988,448	358,267,563	362,256,011	-
Construction and land development	415,195	102,626	10,203	528,024	47,496,164	48,024,188	-
Total mortgage loans on real estate	2,286,644	286,941	3,084,171	5,657,756	645,908,659	651,566,415	-
Commercial and Non-RE agriculture	103,447	151,321	224,217	478,985	131,899,350	132,378,335	-
Consumer and other	86,877	17,396	2,777	107,050	17,192,090	17,299,140	-
Total	$ 2,476,968	$ 455,658	$ 3,311,165	$ 6,243,791	$ 795,000,099	$ 801,243,890	$ -

The following table presents the Company's nonaccrual loans at March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Mortgage loans on real estate		
Residential 1-4 family	$ 650,122	$ 395,644
Commercial	5,426,647	5,112,021
Construction and land development	107,368	117,701
Commercial and Non-RE Agriculture	436,935	424,576
Consumer and other	3,965	5,873
Total nonaccrual loans	$ 6,625,037	$ 6,055,815

The following tables present the activity in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of and for the three months ended March 31, 2014 and 2013:

	March 31, 2014					
	Commercial and Nonreal Estate Agriculture	Consumer and Other	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Total
	(In Thousands)					
Allowance for Loan Losses						
Balance, beginning of period	$ 2,098	$ 405	$ 3,151	$ 4,884	$ 1,139	$ 11,677
Provision for loan losses	(132)	(62)	737	(324)	(217)	2
Charge-offs	(24)	(43)	(212)	(134)	-	(413)
Recoveries	10	8	9	2	5	34
Balance, March 31, 2014	$ 1,952	$ 308	$ 3,685	$ 4,428	$ 927	$ 11,300
Period-end amount allocated to:						
Loans individually evaluated for impairment	$ 351	$ 12	$ 709	$ 1,968	$ 10	$ 3,050
Loans collectively evaluated for impairment	1,601	296	2,976	2,460	917	8,250
Balance, March 31, 2014	$ 1,952	$ 308	$ 3,685	$ 4,428	$ 927	$ 11,300
Loans						
Ending balance:						
Loans individually evaluated for impairment	$ 3,350	$ 78	$ 3,814	$ 13,768	$ 2,474	$ 23,484
Loans collectively evaluated for impairment	134,482	16,725	231,918	361,630	40,602	785,357
Balance, March 31, 2014	$ 137,832	$ 16,803	$ 235,732	$ 375,398	$ 43,076	$ 808,841

	March 31, 2013					
	Commercial and Nonreal Estate Agriculture	Consumer and Other	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Total
	(In Thousands)					
Allowance for Loan Losses						
Balance, beginning of period	$ 2,536	$ 324	$ 3,826	$ 3,891	$ 1,337	$ 11,914
Provision for loan losses	442	83	46	226	(147)	650
Charge-offs	(255)	(76)	(232)	(305)	-	(868)
Recoveries	30	11	56	40	3	140
Balance, March 31, 2013	$ 2,753	$ 342	$ 3,696	$ 3,852	$ 1,193	$ 11,836
Period-end amount allocated to:						
Loans individually evaluated for impairment	$ 733	$ 60	$ 791	$ 1,678	$ 9	$ 3,271
Loans collectively evaluated for impairment	2,020	282	2,905	2,174	1,184	8,565
Balance, March 31, 2013	$ 2,753	$ 342	$ 3,696	$ 3,852	$ 1,193	$ 11,836
	December 31, 2013					
Period-end amount allocated to:						
Loans individually evaluated for impairment	$ 358	$ 17	$ 325	$ 1,873	$ 10	$ 2,583
Loans collectively evaluated for impairment	1,740	388	2,826	3,011	1,129	9,094
Balance, December 31, 2013	$ 2,098	$ 405	$ 3,151	$ 4,884	$ 1,139	$ 11,677
Loans						
Ending balance:						
Loans individually evaluated for impairment	$ 3,357	$ 95	$ 3,541	$ 12,813	$ 2,485	$ 22,291
Loans collectively evaluated for impairment	129,022	17,204	237,745	349,443	45,539	778,953
Balance, December 31, 2013	$ 132,379	$ 17,299	$ 241,286	$ 362,256	$ 48,024	$ 801,244

Loans serviced for others are not included in the accompanying condensed consolidated balance sheets. The unpaid principal balances of loans serviced for others were $37,415,010 and $35,288,128 at March 31, 2014 and December 31, 2013, respectively.

A loan is considered impaired in accordance with the impairment accounting guidance (ASC 310-10-35-16) when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

The following tables present impaired loans:

	March 31, 2014				
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
Loans with a specific valuation allowance					
Residential 1-4 family	$ 1,600,444	$ 1,600,444	$ 709,258	$ 1,391,685	$ 19,790
Commercial real estate	7,538,274	9,199,148	1,967,838	7,248,166	103,685
Construction and land development	102,625	102,625	10,183	107,727	502
Commercial and Non-RE agriculture	1,618,098	2,113,113	351,164	1,663,216	29,550
Consumer and other	45,622	45,622	11,816	51,050	956
Total loans with a specific valuation allowance	10,905,063	13,060,952	3,050,259	10,461,844	154,483
Loans without a specific valuation allowance					
Residential 1-4 family	364,100	364,100	-	478,968	4,481
Commercial real estate	2,255,512	3,071,389	-	2,302,173	38,657
Construction and land development	2,293,478	2,293,478	-	2,295,805	23,990
Commercial and Non-RE agriculture	950,877	950,877	-	901,273	13,131
Consumer and other	21,947	21,947	-	23,357	651
Total loans without a specific valuation allowance	5,885,914	6,701,791	-	6,001,576	80,910
Total impaired loans	$ 16,790,977	$ 19,762,743	$ 3,050,259	$ 16,463,420	$ 235,393

	December 31, 2013			
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans
Loans with a specific valuation allowance				
Residential 1-4 family	$ 1,182,925	$ 1,182,925	$ 324,487	$ 2,854,826
Commercial real estate	6,958,058	7,416,087	1,873,115	9,135,005
Construction and land development	112,828	112,828	10,386	1,688,424
Commercial and Non-RE agriculture	1,708,333	2,204,528	358,267	2,960,958
Consumer and other	56,482	56,482	16,861	102,308
Total loans with a specific valuation allowance	10,018,626	10,972,850	2,583,116	16,741,521
Loans without a specific valuation allowance				
Residential 1-4 family	593,836	593,836	-	-
Commercial real estate	2,348,833	2,825,997	-	-
Construction and land development	2,298,131	2,298,131	-	-
Commercial and Non-RE agriculture	851,669	851,669	-	-
Consumer and other	24,768	24,768	-	-
Total loans without a specific valuation allowance	6,117,237	6,594,401	-	-
Total impaired loans	$ 16,135,863	$ 17,567,251	$ 2,583,116	$ 16,741,521

	March 31, 2013	
	Average Investment in Impaired Loans	Interest Income Recognized
Loans with a specific valuation allowance		
Residential 1-4 family	$ 3,243,308	$ 42,480
Commercial real estate	9,866,989	122,852
Construction and land development	1,432,742	22,415
Commercial and Non-RE agriculture	3,373,681	35,927
Consumer and other	132,196	2,086
Total loans with a specific valuation allowance	18,048,916	225,760
Loans without a specific valuation allowance		
Residential 1-4 family	-	-
Commercial real estate	-	-
Construction and land development	-	-
Commercial and Non-RE agriculture	-	-
Consumer and other	-	-
Total loans without a specific valuation allowance	-	-
Total impaired loans	$ 18,048,916	$ 225,760

At March 31, 2014 and December 31, 2013, the Company had loans that were modified in troubled debt restructurings and impaired of $9,382,625 and $9,426,567, respectively. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.

There were no newly modified troubled debt restructurings for the three months ended March 31, 2014.

The troubled debt restructurings described above increased the allowance for loan losses by $1,418,599 and $1,240,758 as of March 31, 2014 and December 31, 2013, respectively.

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory or pass grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank's policy.

Virtual Absence of Credit Risk (1) loans are of superior quality with excellent credit strength and repayment ability proving a nominal credit risk.

Low Risk (2) loans are of above average credit strength and repayment ability proving only a minimal credit risk.

Pass – Good Quality (3) loans of reasonable credit strength and repayment ability proving an average credit risk.

Pass/Watch (4) loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) assets have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans exhibit readily apparent credit weakness and are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss (8) loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential 1-4 Family: The residential 1-4 family real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company's market areas that might impact either property values or a borrower's personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Construction and Land Development: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Commercial and Nonreal-Estate Agriculture: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower's principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer and Other: The consumer and other loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower's income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Company's market area) and the creditworthiness of a borrower.

The following tables provide information about the credit quality of the loan portfolio using the Bank's internal rating system as of March 31, 2014 and December 31, 2013:

	March 31, 2014					
	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Commercial	Consumer	Total
Grade						
Pass (1-4)	$ 231,543,965	$ 360,554,740	$ 39,508,942	$ 136,335,190	$ 16,725,462	$ 784,668,299
Special Mention (5)	573,041	4,665,660	41,258	184,243	-	5,464,202
Substandard (6)	3,354,529	10,176,799	3,525,934	1,250,938	77,724	18,385,924
Doubtful (7)	260,825	794	-	61,231	-	322,850
Loss (8)	-	-	-	-	-	-
	$ 235,732,360	$ 375,397,993	$ 43,076,134	$ 137,831,602	$ 16,803,186	$ 808,841,275

	December 31, 2013					
	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Commercial	Consumer	Total
Grade						
Pass (1-4)	$ 236,629,940	$ 346,660,529	$ 45,499,021	$ 130,811,628	$ 17,204,011	$ 776,805,129
Special Mention (5)	1,316,138	5,006,354	40,458	241,094	-	6,604,044
Substandard (6)	3,102,240	10,588,334	2,484,709	1,319,980	95,129	17,590,392
Doubtful (7)	237,898	794	-	5,633	-	244,325
Loss (8)	-	-	-	-	-	-
	$ 241,286,216	$ 362,256,011	$ 48,024,188	$ 132,378,335	$ 17,299,140	$ 801,243,890

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the period ended March 31, 2014.

Note 4: Income Taxes

The provision for income taxes includes these components:

	March 31 2014	March 31 2013
Taxes currently payable	$ 1,781,932	$ 1,980,750
Deferred income taxes	(4,932)	8,250
Income tax expense	$ 1,777,000	$ 1,989,000

A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

	March 31 2014	March 31 2013
Computed at the statutory rate (35%)	$ 2,132,287	$ 2,019,338
Decrease resulting from		
Increase in cash surrender of bank-owned life insurance	(42,862)	(30,255)
Tax exempt interest	(65,987)	(32,915)
Other	(246,438)	32,832
Actual tax expense	$ 1,777,000	$ 1,989,000

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were:

	March 31, 2014	December 31, 2013
Deferred tax assets		
Allowance for loan losses	$ 3,954,971	$ 4,087,048
Accrued expenses	323,750	306,250
Compensated absences and deferred compensation	964,394	901,267
Unrealized depreciation on available-for-sale securities	346,835	611,835
Other	1,049,092	1,044,161
	6,639,042	6,950,561
Deferred tax liabilities		
Accumulated depreciation	2,386,128	2,345,985
Intangibles	354,818	371,950
Other	660,395	734,805
	3,401,341	3,452,740
Net deferred tax asset	$ 3,237,701	$ 3,497,821

Note 5: Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company and Bank's regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes as of March 31, 2014, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of March 31, 2014, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and core capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Company's and the Bank's actual capital amounts and ratios are also presented in the table. There was no deduction from capital for interest-rate risk.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollar Amounts in Thousands)					
As of March 31, 2014						
Total risk-based capital						
Liberty Bancshares, Inc.	$127,018	18.1%	$ 56,269	8.0%	N/A	N/A
Liberty Bank	$126,408	18.0%	$ 56,259	8.0%	$ 70,323	10.0%
Tier I risk-based capital						
Liberty Bancshares, Inc.	$118,182	16.8%	$ 29,134	4.0%	N/A	N/A
Liberty Bank	$117,574	16.7%	$ 28,129	4.0%	$ 42,194	6.0%
Core capital						
Liberty Bancshares, Inc.	$118,182	11.2%	$ 42,058	4.0%	N/A	N/A
Liberty Bank	$117,574	11.2%	$ 42,025	4.0%	$ 52,531	5.0%
As of December 31, 2013						
Total risk-based capital						
Liberty Bancshares, Inc.	$123,254	17.6%	$ 55,996	8.0%	N/A	N/A
Liberty Bank	$122,643	17.5%	$ 55,986	8.0%	$ 69,983	10.0%
Tier I risk-based capital						
Liberty Bancshares, Inc.	$114,453	16.4%	$ 27,998	4.0%	N/A	N/A
Liberty Bank	$113,843	16.3%	$ 27,993	4.0%	$ 41,990	6.0%
Core capital						
Liberty Bancshares, Inc.	$114,453	10.7%	$ 42,621	4.0%	N/A	N/A
Liberty Bank	$113,843	10.7%	$ 42,588	4.0%	$ 53,236	5.0%

Additionally, the Company and the Bank are subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval. They may not pay dividends which would reduce capital below the minimum requirements shown above.

Note 6: Disclosures About Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2014 and December 31, 2013:

		March 31, 2014 Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
U.S. government agencies	$ 47,404,332	$ -	$ 47,404,332	$ -
State and political subdivisions	40,389,165	-	40,389,165	-
Government-sponsored mortgage-backed securities	3,536,240	-	3,536,240	-

		December 31, 2013 Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
U.S. government agencies	$ 53,109,097	$ -	$ 53,109,097	$ -
State and political subdivisions	40,230,545	-	40,230,545	-
Government-sponsored mortgage-backed securities	3,681,413	-	3,681,413	-

Following is a description of the valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the three months ended March 31, 2014.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2014 and December 31, 2013:

	March 31, 2014			
		Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
Impaired loans (collateral dependent)	$ 7,854,804	$ -	$ -	$ 7,854,804
Foreclosed assets held for sale	69,200	-	-	69,200

	December 31, 2013			
		Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
Impaired loans (collateral dependent)	$ 10,018,626	$ -	$ -	$ 10,018,626
Foreclosed assets held for sale	870,610	-	-	870,610

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Foreclosed Assets Held for Sale

Foreclosed assets held for sale is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value is based on appraisals or evaluations. Foreclosed assets are classified within Level 3 of the fair value hierarchy.

Appraisals of foreclosed assets are obtained when the real estate is acquired and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management.

Collateral-Dependent Impaired Loans, Net of Allowance For Loan Losses

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral and are generally approximately 20%. These discounts and estimates are developed by management by comparison to historical results.

Fair Value of Other Financial Instruments

The following table presents estimated fair values of the Company's other financial instruments at March 31, 2014 and December 31, 2013.

	March 31, 2014		December 31, 2013	
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets				
Cash and cash equivalents	$ 65,113,865	$ 65,113,865	$ 65,130,139	$ 65,130,139
Interest-bearing deposits in banks	34,499,545	34,499,545	46,100,067	46,100,067
Interest receivable	3,934,632	3,934,632	3,848,435	3,848,435
Mortgage loans held for sale	1,688,252	1,688,252	2,253,755	2,253,755
Loans, net of allowance for loan losses	797,859,264	796,898,062	789,862,880	789,053,734
Federal Home Loan Bank stock	3,126,400	3,126,400	3,116,700	3,116,700
Financial liabilities				
Deposits	885,097,076	855,308,061	902,638,611	902,911,761
Other borrowed funds	46,236,549	46,236,549	46,266,118	46,266,118
Subordinated debt issued to capital trusts	20,620,000	20,620,000	20,620,000	20,620,000
Interest payable	202,870	202,870	220,075	220,075

Cash and Cash Equivalents, Interest-Bearing Deposits in Banks and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Mortgage Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale.

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Company would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity and the structure and term of the loans along with local economic and market conditions.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits, for which the carrying amount approximates fair value. The fair value of fixed maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

Other Borrowed Funds and Subordinated Debt Issued to Capital Trusts

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities.

Note 7: Significant Estimates

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated balance sheets, results of operations and cash flows of the Company.

Note 8: Commitments

Loan Commitments and Lines of Credit

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property and equipment, commercial real estate and residential real estate.

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At March 31, 2014 and December 31, 2013, the Bank had outstanding commitments and unused lines of credit to borrowers aggregating approximately $73,302,000 and $75,968,000, respectively. The commitments extend over varying periods of time.

Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

The Bank had total outstanding letters of credit amounting to approximately $3,078,000 and $4,300,000 at March 31, 2014 and December 31, 2013, respectively, with terms ranging from six months to ten years.

Commitments to Originate Loans

Commitments to originate mortgage loans that will be held for resale are recorded at their estimated fair values with subsequent changes in fair value included in current earnings, if significant. Commitments to originate or acquire fixed rate mortgage loans that will be held for resale were approximately $5,197,000 and $4,181,000 at March 31, 2014 and December 31, 2013, respectively.

Note 9: Subsequent Event

On May 27, 2014, the Company entered into an agreement to merge with Simmons First National Corporation ("Simmons") for approximately $208.8 million (based on the Simmons closing price on May 23, 2014), subject to potential adjustments.